Exhibit 99.1

www.smsc.com
©2009 SMSC. All rights reserved.
Market Update
■ Certain markets and customer demand remains challenging
 ■ End customer dependent
 ■ Exacerbated by Japanese crisis inventory build
■ Current market observations:
 ■ Automotive healthy
 ■ Commercial PC demand stable
 ■ Slow industrial improvement
 ■ Consumer spending challenging
■ SMSC book to bill slightly down
 ■ Book to bill ~1.0
 - Quarter-to-date and last 13 weeks